                        INDEPENDENT DISTRIBUTOR AGREEMENT



         THIS AGREEMENT, made as of the 1st day of August, 1995, by and between ORIZIO PAOLO, S.P.A. ("Orizio"), an Italian corporation with a principal business address of Via Stacca #3, Rodengo Saiano, 25050 Italy and SPEIZMAN INDUSTRIES, INC. ("Distributor"), a Delaware corporation having an office at 508 West 5th Street, Charlotte, North Carolina 28231.


                                   WITNESSETH:

         WHEREAS, Orizio is engaged in the manufacture, production and sale of circular knitting machines and related products; and

         WHEREAS, Orizio desires to retain Distributor as its sole and exclusive, promoter and distributor of its circular knitting machines and related products that it currently manufactures, as listed and described in Exhibit A attached hereto and incorporated herein by reference, and that it manufactures from time to time during the term hereof (collectively, the "Products"), to apparel manufacturers in the United States of American and the District of Columbia, exclusive of Hawaii and Alaska (the "Territory"); and

         WHEREAS, Distributor represents that it has the ability to effectively promote, sell and distribute the Products to commercial users in the Territory; and


         WHEREAS, Distributor agrees not to sell any other brand of new circular knitting machine in consideration of this Agreement; and


         WHEREAS, the parties, for their mutual benefit, wish to work, together to realize the market potential of the Products in the Territory by enhancing the reputation of the Products and increasing their sales and customers;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, terms and agreements hereinafter set forth in this Agreement, the parties hereto do mutually agree as follows:

1.       APPOINTMENT

         1.1 GRANT OF EXCLUSIVE RIGHT TO PROMOTE AND DISTRIBUTE PRODUCTS IN THE TERRITORY AND ACCEPTANCE: PURCHASING.

                  (a) Orizio hereby grants to Distributor as its independent distributor the exclusive rights to promote, sell and distribute the Products within the Territory. Orizio will assist Distributor in whatever manner it deems proper in the promotion, selling and distribution of the Products.

                  (b) Distributor hereby accepts and acknowledges such a grant, and accepts and acknowledges the sole and exclusive responsibility to distribute the Products within the Territory under the terms and conditions set forth herein. Distribution of the Products by Distributor will begin on or about August 1, 1995. Distributor shall use its best efforts to develop business in, and promote the use of, and sell the Products within the Territory. Distributor shall employ or contract with sufficient sales representatives to develop business in, and promote the use of, and sell the Products within the Territory.

                  (c) Subject to the terms and conditions hereof, Orizio agrees to sell and Distributor agrees to purchase the Products at the prices as set by Orizio at the time of placement of a purchase order for the sale (the "Prices"). Orizio reserves the right to increase the Prices at any time, and from time to time, without prior notice to Distributor. Orizio will use reasonable efforts to provide Distributor with updated Prices after the same are amended. Orizio shall invoice Distributor for sales of Products upon shipment of the same. To secure payment of all invoices hereunder, Distributor shall provide to Orizio an irrevocable letter of credit issued by a financing agency of good international repute. Payment shall be made by such irrevocable letter of credit payable against standard shipping documents ninety (90) days from F.O.B. Brescia, Italy bill of lading. The issuer of such letter of credit, and the form and terms thereof, shall be in all respects acceptable to Orizio. The parties acknowledge that Distributor is in possession of those certain Products listed on Exhibit B attached hereto and incorporated by reference herein. As and when such Products are sold, Distributor shall pay Orizio the price specified for each product as set forth on Exhibit B on a net ninety (90) days basis from the date of delivery of such Products to the third party purchaser.

                  (d) Distributor agrees to purchase and resell the Products under the terms and conditions set forth herein. Distributor shall purchase the Products from Orizio in order to fulfill orders Distributor has solicited from apparel manufacturers in the Territory.

         1.2. DISTRIBUTOR IS AN INDEPENDENT CONTRACTOR. It is the intent of the parties that Distributor be and is an independent contractor and shall for all purposes, including tax purposes, have and represent itself as having the status vis-a-vis Orizio of an independent contractor, and nothing in this Agreement shall be construed as constituting Distributor or any member of Distributor's staff as an agent or employee of Orizio, or a partner or joint venturer of or with Orizio, or otherwise authorized to act for or on behalf of Orizio. Distributor is free to engage in any other activities it desires, including the provision of services to others so long as these activities do not interfere with fulfillment of its obligations hereunder.

         It is expressly understood and agreed between the parties that Distributor will not be treated by Orizio as an employee for federal, state or local tax purposes; that Distributor is solely responsible for such tax liability, and that Distributor is an independent contractor for purposes of the Internal Revenue Code and all other purposes.

                  Without limitation, Distributor shall: (a) be solely responsible for the conduct, direction and operation of its activities, including but not limited to the conduct, sequence of delivery, direction and operation of the activities of its employees, licensees and subcontractors in connection with its business and the performance of its obligations under this Agreement; (b) make no contract, nor incur any obligation for or in the name of or binding upon Orizio and shall not list its place of business as Orizio's office, but only may identify itself as Orizio's independent distributor for the distribution of the Products; (c) provide and maintain at its own expense adequate equipment for the delivery of the products; (d) not pledge Orizio's credit or extend credit in Orizio's name; (e) indemnify and defend Orizio against and save it harmless from any claims which may arise as a result of any representation by Distributor that it has authority to act on behalf of Orizio or to bind Orizio to any obligations whatsoever; and, (f) comply with any and all applicable laws and regulations, including tax laws and regulations, in a manner consistent with Distributor's status as an independent contractor.

2.       OBLIGATIONS OF DISTRIBUTOR

         2.1. PROMOTIONAL ACTIVITIES. Distributor shall undertake promotional activities on its own account and at its own expense throughout the Territory. In connection with the development and implementation of its promotional and marketing activities for the Products, Distributor shall consult with and solicit suggestions and comments from Orizio. The overriding theme in Distributor's promotional and marketing activities for the products will be to protect and enhance the image of Orizio and the Products. Distributor may participate in trade shows in connection with the promotion of the Products provided that in the event Distributor desires any financial support in connection with such participation, Distributor shall provide ninety (90) days prior written notice to Orizio of such anticipated participation. In the event Orizio in its sole discretion consents to such participation, Orizio agrees to share equally with Distributor the cost of renting space and furniture at the trade show. Distributor will be responsible for all other costs, fees and expenses related to such participation, including, but not limited to, freight costs associated with transporting Products and any other promotional materials to and from the trade show. Orizio, independent of Distributor, has arranged for the promotion of Products at the "ATME-I 1996" trade show. In connection therewith, Distributor agrees to pay for fifty percent (50%) of all costs, fees and expenses, including freight charges, related to such participation.

                  (a) Maintain Adequate Inventory Of The Products. Distributor shall maintain an inventory of the Products and spare parts for the Products at all times during the term hereof in an amount sufficient to adequately service its customers in the Territory.

                  (b) Sales Programs. Distributor and its marketing staff shall formulate and execute sales programs for the Territory and diligently and actively promote and market the Products in the Territory so as to maximize sales of the Products.

                  (c) Maintain Customer Lists. Distributor shall maintain a list of all customers to which it has delivered Products and shall make such list available to Orizio upon request.

                  (d) Warranty Service. Subject to the limitations contained in
         Article 6 hereof, during the period of any warranty made by Orizio warranting the performance of the Products, and subject to prior authorization from Orizio, Distributor shall perform and deliver all services, parts, and labor in connection with warranty related repairs. Distributor shall make such repairs promptly and in a workmanlike manner. Distributor shall invoice Orizio for the reasonable value of such repairs.

                  (e) After Sales Service. Distributor shall continue to provide customer service and support, in addition to Distributor's other obligations provided herein, after delivery of Products and after the termination of the warranty period on any Products sold by Distributor.

         2.3. DISTRIBUTOR'S DEVELOPMENT, TRAINING AND SUPERVISION OF PERSONNEL. Distributor shall at its own cost and expense hire, develop, train and supervise its own personnel, under such terms and conditions as Distributor may deem appropriate. Under no circumstances shall any such personnel be or be considered as employees of Orizio.

         2.4. PROVISION OF EQUIPMENT AND EXPENSES BY DISTRIBUTOR. Distributor shall at its own expense provide all equipment necessary to discharge its obligations under this Agreement. All expenses and disbursements in connection with the distribution of the Products hereunder shall be the responsibility of Distributor.

         2.5. MAINTAIN TRADE INFORMATION IN CONFIDENCE. Without the prior written consent of Orizio, the Distributor shall not at any time during the term of this Agreement or thereafter communicate or disclose to any unauthorized person or use except as contemplated by this Agreement: (a) any information, data, written materials, records or documents disclosed by Orizio and relating to Orizio customers or operations, (b) any processes related to the manufacture of the Products, and (c) any other confidential information concerning Orizio's business or affairs.

         Upon termination or expiration of this Agreement, Distributor shall promptly return to Orizio any and all of the written information or material described above.

         2.6. DISTRIBUTOR'S COMPLIANCE WITH LAWS AND REGULATIONS. Distributor shall at its cost and expense comply with all applicable federal, state and local laws and regulations in connection with its performance hereunder and shall secure any and all licenses, permits and other authorizations which may be required in connection with furnishing the services and operating the facilities and equipment required by this Agreement.

         2.7. TRIALS AND DEMONSTRATIONS. Distributor, upon the prior consent of Orizio, may from time to time sell Products to customers on a trial or demonstration basis; provided, however, that such trial period may never exceed a maximum of ninety (90) days from the date of installation of the Product at the customer's facility and provided further that Distributor may not allow more than six (6) trial Products to be on trial concurrently with one or more customers. All sales on a trial basis must be evidenced by written sales orders, containing the period of the trial, and with the customer's understanding that the sale will be final subject to the successful operation and functioning of the Product. All risk of loss, rejection and/or other liability for the cost, freight and duty for Products sold by Distributor on a trial basis shall be determined by agreement between the parties on a case by case basis.

3.       RIGHTS AND OBLIGATIONS OF ORIZIO.

         3.1. DELIVERY OF PRODUCTS TO DISTRIBUTOR. During the term of this Agreement, Orizio shall deliver first quality Products to Distributor for distribution to its customers. No order from Distributor for the Products shall be binding upon Orizio until accepted by Orizio. Orizio, in its sole discretion, may accept or reject any order placed by distributor, in whole or in part. Orizio will promptly, but in any event within ten (10) business days of receipt of such order, notify Distributor of its acceptance or rejection of such order. If within ten (10) business days of receipt of any order from Distributor Orizio fails to notify Distributor of its acceptance or rejection of such order, then such order shall be deemed rejected by Orizio. All shipments hereunder shall be F.O.B. Brescia, Italy.

4.       TRADEMARK RIGHTS.

         4.1. LICENSE, OWNERSHIP AND USE OF ORIZIO TRADEMARKS. Orizio hereby grants to Distributor, and Distributor accepts, a limited non-transferable non-exclusive license to use Orizio's names and marks (the "Orizio Marks"), whether now or hereafter registered with appropriate regulatory agencies, solely for the Products and during the term of and in accordance with this Agreement. Distributor expressly understands and acknowledges that Orizio has developed significant goodwill in connection with the Orizio Marks and that Distributor shall not by virtue of this Agreement or performance under it acquire any interest in the Orizio Marks. All right, title and interest in and to the Orizio Marks used in connection with the sale of the Products shall be and remain in Orizio subject to the license granted herein. All packaging of the Products by Distributor shall include Orizio Marks, which shall be used in association and combination with Distributor's names, marks and logos. Distributor shall identify all of the Products sold under this Agreement as those of Orizio, and Distributor shall not use the Orizio Marks in connection with the sale or distribution of products other than those manufactured by Orizio. Upon and after termination of this Agreement, Distributor shall not use said Orizio Marks or similar names or marks in any way.

         4.2. NOTICE OF POSSIBLE INFRINGEMENT. Distributor shall immediately bring to the attention of Orizio any improper or wrongful or confusing use of the Orizio Marks, emblems, designs or packages, or confusingly similar names, marks, emblems, designs or packages or other similarly industrial or commercial rights on products which come to its notice or attention, together with such information as will enable Orizio to identify the sources of such improper or wrongful or confusing use. Distributor will also use every effort to safeguard the property rights and interests of Orizio in its name, marks, emblems, designs and packages and other similar commercial and industrial rights, and assist Orizio at its request in taking all steps necessary to defend its rights in connection with the Orizio Marks.

5.       AGREEMENT TERM AND TERMINATION.

         5.1. INITIAL TERM; RENEWAL. This Agreement shall have an initial term of two (2) years from the date first written above, subject to earlier termination as set forth herein. The term of this Agreement will be extended and renewed for successive additional one (1) year terms unless one party provides sixty (60) days prior written notice of termination prior to the expiration of the initial two (2) year term or any renewal term.

         5.2. TERMINATION BY ORIZIO. Orizio may terminate this Agreement immediately upon written notice to Distributor:

                  (a) If Distributor fails to perform or comply with any of the provisions hereunder which are material to this Agreement, and such failure is not cured within thirty (30) days after the giving of written notice of such failure to Distributor;

                  (b) If Distributor liquidates or dissolves;

                  (c) If Distributor files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent, or files any petition or answer seeking any arrangement, composition, readjustment or similar relief for itself under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors;

                  (d) If a court of competent jurisdiction issues an order, judgment or decree approving a petition filed against Distributor seeking any arrangement, composition, readjustment or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and Distributor acquiesces in the entry of such order, judgment or decree; or

                  (e) If Distributor, during the initial term, or any renewal term hereunder, directly or indirectly, either individually or as an independent contractor, agent, partner, shareholder, investor, owner or distributor or in any other capacity participates or engages in, or assists others in participating or engaging in the business of manufacturing, promoting, packaging, selling or distributing any other brand, make or model of new circular knitting machines, other than those produced by Orizio, engages in any practice or activity that competes with the interests of Orizio, or engages in any practice or activity that interferes with Distributor's obligations hereunder.

         5.3. TERMINATION BY DISTRIBUTOR. Distributor may terminate this Agreement immediately upon written notice to Orizio:

                  (a) If Orizio fails to perform or comply with any of the provisions hereunder which are material to this Agreement, and such failure is not cured within thirty (30) days after the giving of written notice of such failure to Orizio;

                  (b)      If Orizio liquidates or dissolves;

                  (c) If Orizio fails a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent, or files any petition or answer seeking any arrangement, composition, readjustment or similar relief for itself under the present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors;

                  (d) If a court of competent jurisdiction issues an order, judgment or decree approving a petition filed against Orizio seeking any arrangement, composition, readjustment or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and Orizio acquiesces in the entry of such order, judgment or decree.


         5.4. EFFECT OF TERMINATION OR EXPIRATION. On the effective date of termination or expiration of this Agreement, each party to this Agreement shall be released from all of its rights and obligations under this Agreement without compensation except the following which shall survive termination.

                  (a) The right to receive any favorable balance and the obligation to pay any unfavorable balances remaining due and unpaid to the other party from whatever source, on that date; and

                  (b) Distributor's obligation not to use the Orizio Marks or similar names or marks as set forth in Paragraph 4.

         Notwithstanding anything states to the contrary herein, either party shall remain liable to the other for damages which arise from a material breach of this Agreement.

6.       ORIZIO'S REPRESENTATIONS AND WARRANTIES.

         (a)      Orizio hereby represents and warrants to Distributor that:

                  (i) Limited Express Warranty. Except as otherwise specified in writing by Orizio, the Products will be free from defects in material and workmanship under normal use and maintenance for a period of six
         (6) months from the time of shipment to Distributor. Needles and sinkers are expressly excluded from this limited warranty. If a Product covered by this limited express warranty fails to conform to this limited express warranty, Distributor's sole remedy shall be limited to replacement of the non-conforming or defective part. Distributor shall be bound by and limited to Orizio's limited express warranty as the same may be amended any time and from time to time.

                  (ii) Orizio Marks. Orizio is the owner of the Orizio Marks and has the right to license the use of the Orizio Marks.

         (b) THE LIMITED EXPRESS WARRANTY CONTAINED IN SECTION 6 (A) (I) ABOVE IS IN LIEU OF ALL OTHER WARRANTIES, AND ORIZIO EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. SUCH LIMITED

EXPRESS WARRANTY SETS FORTH DISTRIBUTOR'S SOLE REMEDY IN CONNECTION WITH THE SALE AND USE OF THE PRODUCTS. IN NO EVENT SHALL ORIZIO BE RESPONSIBLE FOR LOSS, DAMAGE OR LIABILITY RESULTING FROM PRODUCTS WHICH ARE NOT INSTALLED, OPERATED OR MAINTAINED IN CONFORMITY WITH ORIZIO'S WRITTEN SPECIFICATIONS. LIKEWISE, ORIZIO IS NOT RESPONSIBLE FOR INDIRECT, SPECIAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING BUT NOT LIMITED TO INTERRUPTION OF PRODUCTION OR DEFECTIVE FABRIC RESULTING FROM THE USE OF THE PRODUCTS, OR LOST PROFITS, ANTICIPATED SALES, OR BUSINESS INTERRUPTION. IN NO EVENT SHALL ORIZIO BE LIABLE FOR ANY LOSS, DAMAGE OR INJURY OF ANY NATURE ARISING OUT OF THE SALE OR USE OF THE PRODUCTS, WHETHER FOR NEGLIGENCE, BREACH OF CONTRACT OR UNDER ANY LEGAL THEORY.

         (c) Distributor shall not in any promotion, sales agreement, purchase order, invoice or other document, represent, either in writing or orally to any customer, potential customer or third party, that Distributor's warranties or guaranties related to the Products are broader in scope or coverage than those warranties or guaranties provided by Orizio related to the Products as the same may be amended at any time and from time to time.

         7. NOTICES. Any notice required or authorized to be given by either party to the other shall be in writing in the English language, and shall be served by hand delivering or mailing it addressed to such other parts as follows:

         In the case or Orizio:           Orizio Paolo, S.p.A.
                                          Via Stacca #3
                                          Rodengo Saiano 25050
                                          Italy

                                          Attention:  Alberto Orizio

         In the case of Distributor:      Speizman Industries, Inc.

                                          508 West 5th Street
                                          Charlotte, North Carolina  28202

                                          U.S.A.

                                          Attention:  Bob Speizman

                  Any notice proved to be hand delivered shall be deemed to have been served on the date delivered. Any notice proved to have been mailed as described above shall be deemed to have been served the day it was deposited in the United States mails, postage prepaid.

         8. RESOLUTION OF DISPUTES. In order to resolve disputes between the parties efficiently, all disputes between the parties relating to or arising out of this Agreement or the subject matter hereof, which include without limitation those disputes involving termination for cause,

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statutory claims and any other claims related thereto or arising therefrom shall be settled in the following manner:

                  8.1. MEETING OF PARTIES. Notice of a demand for a meeting of the parties ("Notice of Meeting") may be given by any party. Such notice must be in writing and must be sent to all of the parties hereto. The Notice of Meeting shall set a date at least ten (10) business days, but no more than twenty (20) business days from the date of the Notice of Meeting on which the parties shall meet during normal business hours at a mutually agreed location to discuss and settle their dispute(s). The day of the meeting shall be a normal business day unless otherwise mutually agreed. If within five (5) days after the date of the meeting held pursuant to the Notice of Meeting, the parties have not resolved their dispute(s), then the parties may proceed pursuant to Paragraph 8.2.

                  8.2. JURISDICTION AND VENUE. Any controversy or claim arising out of or relating to this contract, or the breach thereof, not resolved between the parties by a meeting pursuant to paragraph 8.1 shall be subject to the jurisdiction and heard before the Court of Law of Brescia (Italy). The parties hereto hereby consent to the jurisdiction and venue of such court and hereby waive any objection to such jurisdiction and venue.

                  8.3. FEES. All fees and expenses associated with the arbitration shall be divided equally between the parties provided, however, that each party shall be responsible for its own attorney's fees and disbursements.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of Italy.

         10. BENEFIT. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Except as specifically noted in this paragraph, Orizio and Distributor do not intend, and have not, created any benefit in this Agreement to any third party.

         11. MODIFICATION; WAIVER. No modification, amendment or waiver of the provisions of this Agreement shall be effective unless in writing specifically referring to this Agreement and signed by the parties to this Agreement. Any waiver of any provision of this Agreement shall be valid only for a given instance and shall not be deemed continuing, nor shall any such waiver be construed as a waiver of any other provision of this Agreement. Failure of Orizio or Distributor, as the case may be, in any instance to insist upon a strict performance of the terms of this Agreement by the other party shall not be construed as a waiver or relinquishment of such provisions for the future or to affect either the validity of this Agreement or any part of it, but this Agreement shall continue in full force and effect in accordance with its terms.

         12. SEVERABILITY. The validity or unenforceability of any particular provision of this Agreement shall not affect other provisions of it, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.



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


         13. FORCE MAJEURE. In the event performance by Orizio or Distributor of any obligations hereunder is delayed or prevented by a "force majeure," the obligation of the parts so affected shall be suspended, except with respect to the obligation for the payment of money, during the continuance of the force majeure. Force majeure shall mean any cause whatsoever beyond the control of either party, including, but not limited to, acts of God, flood, fire, war, riot, strike or other labor disputes, and failure or inability to obtain raw materials or transportation facilities. Any party claiming to be affected by force majeure shall promptly give written notice to the other party of the start of the force majeure cause, with details of the cause, and of the end of the force majeure cause.

         14. HEADINGS/PRONOUNS. The Paragraph headings of this Agreement are for the convenience of the parties and shall not be construed as having any legal or binding meaning or effect. All references made and all nouns and pronouns used herein shall be construed in the singular or plural and in such gender as the sense and circumstances require.

         15. FURTHER ASSURANCES. The parties will perform all other acts and execute and deliver all other documents necessary or appropriate to carry out the intent and purposes of this Agreement.

         16. ENTIRE AGREEMENT. All prior agreements and understanding between the parties or their predecessors relating to the subject matter of this Agreement are hereby terminated, and this Agreement constitutes the entire understanding and agreement between the parties to it with respect to its subject matter, and cancels and supersedes any prior negotiations, understandings and agreements, whether oral or written, with respect to the subject matter of this Agreement.

         17. COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by less than all, but together signed by all of the parties hereto.

         18. EXHIBITS. The Exhibits are a part of this Agreement as if fully set forth herein. All references herein to articles, sections, subsections, clauses and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties have set their hands and the corporate parties their seals to this Agreement as of the date first above written.


                                           ORIZIO:

                                           Orizio Paolo, S.p.A.
ATTEST:

                                           By: /s/ Alberto Orizio
                                               ------------------
                   Secretary               Title:
(Corporate Seal)

                                           DISTRIBUTOR:

                                           Speizman Industries, Inc.
ATTEST:

                                           By: /s/ Robert S. Speizman
                                               ----------------------
                   Secretary               Title:  President
(Corporate Seal)






                                       11